Exhibit 10.8

SEVENTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) dated as of August 31, 2007, is by and among GLOBAL ETHANOL, LLC, formerly known as Midwest Grain Processors, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions listed on the signature pages hereof and each other financial institution that may hereafter become a party to the Loan Agreement in accordance with the provisions of the Loan Agreement (collectively, the “Lenders” and individually a “Lender”) and COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as Agent for the Lenders and for the Issuer ( in such capacity, the “Agent”).

RECITALS

The Borrower, the Lenders and the Agent are parties to an Amended and Restated Loan and Security Agreement dated as of December 14, 2005, as amended by a First Amendment dated as of February 28, 2006, a Second Amendment dated as of March 31, 2006, a Third Amendment dated as of September 22, 2006, a Fourth Amendment dated as of October 31, 2006, a Fifth Amendment dated as of February 22, 2007 and a Sixth Amendment dated as of May 25, 2007 (as the same may be amended, modified, supplemented, renewed or restated from time to time, the “Loan Agreement”).

The Borrower has requested that the Lenders and the Agent make certain amendments to the Loan Agreement and the Lenders and the Agent are willing to grant the Borrower’s requests subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        Defined Terms. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Loan Agreement is amended by adding or amending, as the case may be, the following definitions:

“Termination Date” shall mean September 1, 2008.

2.        Representations and Warranties. Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)        Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms.

(b)        The execution, delivery and performance by Borrower of this Amendment has been duly authorized by all necessary action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the organizational documents of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(c)        All of the representations and warranties contained in Article 6 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

3.        References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in any other Financing Agreement to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

4.        No Other Waiver. The execution of this Amendment and any documents related hereto shall not be deemed to be a waiver of any Default or any Matured Default under the Loan Agreement or breach, default or event of default under any other Financing Agreement or other document held by the Agent or any Lender, whether or not known to the Agent or any Lender and whether or not existing on the date of this Amendment.

5.        Release. Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

6.        Costs and Expenses. Borrower hereby reaffirms its agreement under Section 10.4 of the Loan Agreement. Without limiting the generality of the foregoing, Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

7.        Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GLOBAL ETHANOL, LLC

By	/s/ Tracy M. Welch
Its	Chief Financial Officer

COBANK, ACB, as Agent and as a Lender

By	/s/ Teresa L. Fountain
Its	Assistant Corporate Secretary

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Lender

By	/s/ Chad Gent
Its	Vice President

METROPOLITAN LIFE INSURANCE COMPANY, as a Lender

By	/s/ Steven D. Craig
Its	Director

(Signature Page to Seventh Amendment to Amended and Restated Loan Agreement)